As filed with the Securities and Exchange Commission on August 1, 1995
                                                     Registration No. 33-
===========================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                      ---------------------------

                               FORM S-8
                        REGISTRATION STATEMENT
                                 Under
                      The Securities Act of 1933
                           TIME WARNER INC.
        (Exact name of Registrant as specified in its charter)
                          Delaware 13-1388520
(State or other jurisdiction of      (I.R.S. employer identification number)
incorporation or organization)
                         75 Rockefeller Plaza
                       New York, New York 10019
                            (212) 484-8000
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      ---------------------------

                AMERICAN TELEVISION AND COMMUNICATIONS
                     CORPORATION STOCK OPTION PLAN
                       (Full title of the plan)

                      ---------------------------

                             Peter R. Haje
                           Time Warner Inc.
                         75 Rockefeller Plaza
                          New York, NY 10019
                            (212) 484-8000
           (Name, address, including zip code, and telephone
          number, including area code, of agent for service)

                      ---------------------------

                              Copies to:
                        William P. Rogers, Jr.
                        Cravath, Swaine & Moore
                           825 Eighth Avenue
                          New York, NY 10019
                            (212) 474-1000

                      ---------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement on Form S-8.
                      ---------------------------

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

                      CALCULATION OF REGISTRATION FEE
                                     Proposed
                                     maximum     Proposed
                         Amount      offering    maximum         Amount of
Title of securities      to be       price       aggregate       registration
to be registered      registered(1) per unit(1) offering price(1)   fee
 Floating Rate Notes
 Due August 15, 2000   $1,713,928.25  $1,000.00  $1,713,928.25      $591.00
 7.975% Notes Due
 August 15, 2004       $1,028,356.95  $1,000.00  $1,028,356.95      $354.61
 8.11% Debentures Due
 August 15, 2006       $2,056,713.90  $1,000.00  $2,056,713.90      $709.21
 8.18% Debentures Due
 August 15, 2007       $2,056,713.90  $1,000.00  $2,056,713.90      $709.21

    (1)  Estimated solely for purposes of calculation of registration fee.
============================================================================

                                                      [Draft--7/31/95]





                        INTRODUCTORY STATEMENT

          Time Warner Inc. ("Time Warner") hereby files this Registration Statement on Form S-8 relating to its Floating Rate Notes Due August 15, 2000, 7.975% Notes Due August 15, 2004, 8.11% Debentures Due August 15, 2006 and 8.18% Debentures Due August 15, 2007 (collectively, the "Exchange Securities") which are issuable upon the exercise of options ("Options") granted under the American Television and Communications Corporation Stock Option Plan (Amended and Restated Effective as of April 26, 1990), as amended (the "Option Plan").

          On June 26, 1992 (the "Effective Time"), pursuant to an Agreement and Plan of Merger dated as of February 4, 1992 (the "Merger Agreement"), among American Television and Communications Corporation ("ATC"), Time Warner and TAS Acquisition Inc., a wholly owned subsidiary of Time Warner ("Sub"), (i) Sub merged with and into ATC (the "Merger"), which continued as the surviving corporation and became a wholly owned subsidiary of Time Warner, (ii) each issued and outstanding share of ATC's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), that was owned by ATC or by any wholly owned subsidiary of ATC or by Time Warner, Sub or any other wholly owned subsidiary of Time Warner (the "Canceled Shares") was canceled and ceased to exist, and (iii) each issued and outstanding share of Class A Common Stock (other than Canceled Shares and other than shares held by holders, if any, who were entitled to demand, and who properly demanded, appraisal for such shares in accordance with
Section 262 of the General Corporation Law of the State of Delaware) were converted into the right to receive $82.50 principal amount of Time Warner's Redeemable Reset Notes Due August 15, 2002 (the "Reset Notes").

          Pursuant to the terms of the Option Plan and the agreements evidencing grants of Options thereunder, all Options became fully vested and exercisable in full on February 4, 1992 as a result of the approval of the Merger Agreement by the ATC Board of Directors. As provided in the Merger Agreement, each outstanding Option existing immediately prior to the Effective Time of the Merger became an option to acquire, on the same terms and conditions as were applicable immediately prior to the Effective Time, an aggregate principal amount of Reset Notes equal to the product of (i) the number of shares of Class A Common Stock otherwise purchasable pursuant to such Option immediately prior to the Effective Time and (ii) $82.50 principal amount of Reset Notes (at the same exercise price per principal amount of the Notes issuable per share of Class A Common Stock applicable at such time for such Option).

          On July 31, 1995, Time Warner announced its intention to redeem the Reset Notes in whole on August 15, 1995 in exchange for the Exchange Securities (the "Redemption Consideration"). As a result of the Redemption and pursuant to the terms of the Option Plan, the ATC Board of Directors approved resolutions providing that all outstanding Options, from and after the Redemption Date, will automatically become options to receive the Redemption Consideration (or cash in lieu of the Exchange Securities in denominations other than those authorized) in lieu of Reset Notes. The Redemption Consideration covered by each outstanding Option is equal to $82.50 multiplied by the number of shares of Class A Common Stock formerly covered by such Option. The exercise price for each $82.50 of Redemption Consideration will be the same as the exercise price for each share of Class A Common Stock formerly covered by the Option.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents which have heretofore been filed by Time Warner (File No. 1-8637) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or as otherwise indicated, are incorporated by reference herein and shall be deemed to be a part hereof:

               (a) Time Warner's Annual Report on Form 10-K for the year ended December 31, 1994, as amended;

               (b) Time Warner's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and

               (c) Time Warner's Current Reports on Form 8-K dated January 26, 1995, February 6, 1995, April 1, 1995, May 30, 1995, June 15, 1995 and July 6, 1995.

          All documents subsequently filed by Time Warner with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Time Warner will provide without charge to each participant receiving of a copy of the Prospectus constituting a part of this Registration Statement, upon the written or oral request of such participant, a copy of any or all of the documents incorporated herein and in the Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Time Warner Inc., Attention: Shareholder Relations, 75 Rockefeller Plaza, New York, N.Y. 10019, Telephone: (212) 484-6971.


Item 4.  Description of Securities.

          Incorporated by reference to the sections entitled "Description of Exchange Securities" and "Certain Federal Income Tax Consequences--Interest, Original Issue Discount Acquisition Premium and Bond Premium with respect to Exchange Securities" set forth at pages 4-15 and 16-17 in the Notice of Redemption of the Reset Notes dated July 31, 1995 filed by Time Warner as Exhibit T3E-1 to Amendment No. 1 to its Application for Qualification of Form T-3 (File No. 22-22213) dated August 1, 1995.

Item 5.  Interests of Named Experts and Counsel.

          The validity of the Exchange Securities to be issued pursuant to this Registration Statement will be passed upon by Cravath, Swaine & Moore. Certain members of Cravath, Swaine & Moore currently own an aggregate of 2,560 shares of Common Stock, par value $1.00 per share, of Time Warner.


Item 6.  Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

          Article VI of Time Warner's By-laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of Time Warner who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of Time Warner or is or any predecessor of Time Warner or was serving at the request of Time Warner as a director, officer or employee of any other enterprise.

          Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as Time Warner, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1, Article X of the Restated Certificate of Incorporation of Time Warner eliminates the liability of directors to the extent permitted by Section 102(b)(7).

          The foregoing statements are subject to the detailed provisions of Section 145 and 102(b)(7) of the DGCL, Article VI of such By-laws and Section 1, Article X of such Restated Certificate of Incorporation, as applicable.

          Time Warner's Directors' and Officers' Liability and
Reimbursement Insurance is designed to reimburse Time Warner for any payments made by it pursuant to the foregoing indemnification. Such policy has coverage of $50,000,000.

Item 7.  Exemption from Registration Claimed.

         Not applicable.



Item 8.  Exhibits.

Exhibit
Number            Description
- ---------------------------------------------------------------------------


4.1   -    Indenture dated as of January 15, 1993, between Time Warner and Chemical Bank, as Trustee (incorporated by reference to Exhibit 4.11 to Time Warner's Annual Report on Form 10-K for the year ended December 31, 1992).

4.2   -    Form of Floating Rate Note Due August 15, 2000 of Time Warner.*

4.3   -    Form of 7.975% Note Due August 15, 2004 of Time Warner.*

4.4   -    Form of 8.11% Debenture Due August 15, 2006 of Time Warner.*

4.5   -    Form of 8.18% Debenture Due August 15, 2007 of Time Warner.*

5.1   -    Opinion of Cravath, Swaine & Moore regarding legality of
           the Exchange Securities.*

23.1  -    Consent of Independent Auditors, Ernst & Young LLP.*

23.2  -    Consent of Independent Auditors, Deloitte Touche LLP.*

23.3  -    Consent of Independent Auditors, Paul Scherer & Company LLP.*

23.4  -    Consent of Independent Auditors, Arthur Andersen LLP.*

23.5  -    Consent of Independent Auditors, Deloitte Touche LLP.*

23.6  -    Consent of Independent Accountants, Price Waterhouse LLP.*

23.7  -    Consent of Cravath, Swaine & Moore (included in Exhibit 5.1).

24    -    Power of Attorney.*



* Filed herewith.

Item 9.  Undertakings.

         (1)  The undersigned registrant hereby undertakes:

               (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or
               events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) to include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (1)(a)(i) and
               (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

               (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of August, 1995.

                                        TIME WARNER INC.

                                        By: /s/ Philip R. Lochner, Jr.
                                           -----------------------------
                                           Name:  Philip R. Lochner, Jr.
                                           Title:  Senior Vice President


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 1, 1995.

Signature                               Title

(i) Principal Executive Officers:

                *
- ---------------------------------     Chairman of the Board, Chief Executive
Gerald M. Levin                       Officer and Director


                *
- ---------------------------------     President and Director
Richard D. Parsons




(ii) Principal Financial Officer:

                *
- ---------------------------------     Senior Vice President and Chief
Richard J. Bressler                   Financial Officer





(iii) Principal Accounting Officer:

                *
- -----------------------------------
John LaBarca                            Vice President and Controller

(iv) Directors:

                *
- -----------------------------------
Merv Adelson


                *
- -----------------------------------
Lawrence B. Buttenwieser


                *
- -----------------------------------
Edward S. Finkelstein


                *
- -----------------------------------
Beverly Sills Greenough



                *
- -----------------------------------
Carla A. Hills


                *
- -----------------------------------
David T. Kearns


                *
- -----------------------------------
Henry Luce III


                *
- -----------------------------------
Reuben Mark


                *
- -----------------------------------
Michael A. Miles


                *
- -----------------------------------
J. Richard Munro


                *
- -----------------------------------
Donald S. Perkins

                *
- -----------------------------------
Raymond S. Troubh


                *
- -----------------------------------
Francis T. Vincent, Jr.



Constituting a majority of the Board
of Directors

*By /s/ Philip R. Lochner, Jr.
   -------------------------------
          Philip R. Lochner, Jr.
          (Attorney-in-Fact)

                          INDEX TO EXHIBITS


                                                               Sequentially
Exhibit                                                          Numbered
Number                    Exhibit                                  Page

4.1   -    Indenture dated as of January 15, 1993 between
           Time Warner Inc. and Chemical Bank, as Trustee (incorporated by reference to Time Warner's Annual Report on Form 10-K for the year ended December 31,
           1992).

4.2   -    Form of Floating Rate Note Due August 15, 2000 of
           Time Warner.*

4.3   -    Form of 7.975% Note Due August 15, 2004 of
           Time Warner.*

4.4   -    Form of 8.11% Debenture Due August 15, 2006 of Time
           Warner.*

4.5   -    Form of 8.18% Debenture Due August 15, 2007 of Time
           Warner.*

5.1   -    Opinion of Cravath, Swaine & Moore regarding
           legality of the Exchange Securities.*

23.1  -    Consent of Independent Auditors, Ernst & Young LLP.*

23.2  -    Consent of Independent Auditors, Deloitte Touche LLP.*

23.3  -    Consent of Independent Auditors, Paul Scherer & Company
           LLP.*

23.4  -    Consent of Independent Auditors, Arthur Andersen LLP.*

23.5  -    Consent of Independent Auditors, Deloitte Touche LLP.*

23.6  -    Consent of Independent Accountants, Price Waterhouse LLP.*

23.7  -    Consent of Cravath, Swaine & Moore (included in
           Exhibit 5.1).

24    -    Power of Attorney.*



* Filed herewith.

                                                            EXHIBIT 4.2

                                                        [Draft--8/1/95]


                        [FORM OF FACE OF NOTE]

No.

                           TIME WARNER INC.

                FLOATING RATE NOTE DUE AUGUST 15, 2000

          TIME WARNER INC., a Delaware corporation (the "Company", which term includes any successor referred to in the within-mentioned Indenture), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] U.S. dollars in cash on August 15, 2000, upon the terms and subject to the conditions set forth on the reverse hereof.

          This Note shall bear interest as set forth on the reverse hereof.

          Additional provisions of this Note are set forth on the reverse hereof.

Issue Date:  August 15, 1995

                                        TIME WARNER INC.,

                                          By
                                             ----------------------
                                             Senior Vice President

        -----------------------
          Assistant Secretary


                                        CHEMICAL BANK, as Trustee,
                                        certifies that this Note is
                                        one of the Securities referred
                                        to in the within-mentioned
                                        Indenture,

                                             By
                                                -------------------
                                                Authorized Officer

[SEAL]

                      [FORM OF REVERSE SIDE OF NOTE]

                             TIME WARNER INC.

                  FLOATING RATE NOTES DUE AUGUST 15, 2000

          1. Indenture. This Note is one of a duly authorized issue of notes, bonds, debentures, or other evidences of indebtedness of the Company (the "Securities"), of the series hereinafter specified, all issued or to be issued under an Indenture dated as of January 15, 1993 (the "Indenture"), duly executed and delivered by the Company to Chemical Bank, as Trustee (the "Trustee" which, subject to the provisions of Article Six of the Indenture, also includes its successors and assigns as Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal sums, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the "Floating Rate Notes Due August 15, 2000" of the Company (the "Notes") issued under the Indenture with an aggregate principal amount at its Stated Maturity of $456,987,000 (the "Principal Amount"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.ss.ss.77aaa-77bbb) as in effect from time to time. The Notes are subject to all such terms and Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of those terms. Capitalized terms used but not defined in the Notes have the meanings ascribed to them in the Indenture.

          2. Interest. The Notes shall bear interest on the Principal Amount at the Specified Rate (as defined below) from time to time in effect in accordance with this Section 2. The Company will pay interest quarterly in arrears on each Interest Payment Date (as defined below) commencing with the Interest Payment Date that occurs on or about November 15, 1995. Interest on the Notes shall accrue from August 15, 1995 or from the most recent date to which interest has been paid.

          The term "Interest Payment Date" shall mean February 15, May 15, August 15 and November 15 of each year, commencing with November 15, 1995; provided, however, that if any Interest Payment Date would otherwise fall on a day which is not a London Business Day (as defined below), such Interest Payment Date shall be postponed to the next day which is a London Business Day. The period beginning on, and including August 15, 1995 and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is herein called an "Interest Period". The interest payment at the Stated Maturity of the Principal Amount will include interest accrued to but excluding the date of such Stated Maturity and will be payable to the Person to whom principal is payable.

          A "London Business Day" means any day (i) that is not a Saturday or Sunday and that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close and (ii) on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          The Notes shall bear interest for each Interest Period at a rate per annum equal to the London interbank offered rate ("LIBOR"), plus 0.96% (the "Specified Rate"). LIBOR will be determined by the Person appointed by the Company as the Calculation Agent (in such capacity, the "Calculation Agent") in accordance with the provisions set forth below. The Company has initially appointed Chemical Bank as the Calculation Agent.

          (i) For each Interest Period, LIBOR will be the rate for deposits of U.S. dollars having a maturity of three months (the "Designated Maturity") commencing on the second London Business Day immediately following the applicable Interest Determination Date (as defined below), which appears on Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, LIBOR in respect of such Interest Determination Date will be determined as described in
(ii) below.

          (ii) On any Interest Determination Date on which the rate for deposits of U.S. dollars having the Designated Maturity does not appear on Telerate Page 3750 as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Designated Maturity commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time (and in no event less than U.S. $1,000,000) are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 A.M., London time, on such Interest Determination Date, to prime banks in the London interbank market. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of the rates quoted by three major banks in New York City selected by the Calculation Agent at approximately 11:00 A.M., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks having the Designated Maturity commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such Interest Determination Date.

          For the purpose of calculation of LIBOR, the following terms shall have the following meanings:

                  "Interest Determination Date" for any Interest
         Period shall mean the second London Business Day preceding the Interest Payment Date commencing such

         Interest Period or, in the case of the first Interest
         Period, the second London Business Day preceding
         August 15, 1995.

                  "Telerate Page 3750" shall mean the display page currently so designated on the Dow Jones Telerate
         Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks).

          Each payment of interest on the Notes will include interest accrued to but excluding the applicable Interest Payment Date. Accrued interest from August 15, 1995 or from the last date to which interest has been paid will be calculated by multiplying the Principal Amount of the Notes by an accrued interest factor computed by multiplying the per annum rate of interest for the applicable Interest Period by a fraction, the numerator of which is the actual number of days elapsed in such Interest Period and the denominator of which is 360. The accrued interest factor will be expressed as a decimal rounded to the nearest ten-thousandth, with five hundred-thousandths rounded upward.

          The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States laws of general application.

          If the Principal Amount of, and any accrued interest on, the Notes is declared due and payable as provided in Section 11, the Company shall pay interest on the overdue Principal Amount, with respect to each Interest Period, at a rate per annum equal to the Specified Rate with respect to such Interest Period as determined by the Calculation Agent pursuant to this Section 2, and it shall pay interest on overdue installments of interest, with respect to each Interest Period, at the same rate (to the extent that payment of such interest shall be legally enforceable). Such interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent that the payment of such interest shall be legally enforceable), any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. Such date shall be at least five, and no more than 15, Trading Days before the payment date. The Company shall fix or cause to be fixed the special record date and the payment date. At least 15 calendar days before the special record date, the Company shall mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          "Trading Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          3. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose names the Notes are registered at the close of business on the February 1, May 1, August 1 or November 1 next preceding the Interest Payment Date (the "Regular Record Date") on the register kept by or on behalf of the Company for that purpose, even if Notes are canceled after such record date and on or before the Interest Payment Date. Holders must surrender Notes to the Trustee (or as otherwise specified in the applicable Additional Notice (as defined in Section 5)) to collect principal payments. The Company shall pay interest (including upon any redemption pursuant to Section 4), defaulted interest, defaulted principal and principal at the Stated Maturity of such principal in cash. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. It may mail an interest check to Holders at their last addresses as the same appear on the Security Register. The Company has appointed the Trustee to be Security registrar, but has reserved the right to change the registrar or to itself act as registrar (the Trustee or such other registrar, the "Registrar"). The Company shall also have the right, at its sole option, to make all interest payments by wire transfer in accordance with the wire transfer instructions furnished to the Registrar at least 30 days prior to the applicable Interest Payment Date by each Holder that wishes to receive payment by wire transfer. The Company shall not be liable for any delay in payment or transfer with respect to interest payments made by the Company by way of wire transfer. The election by the Company to make any particular interest payment by wire transfer shall not create any implication that any future interest payment shall be made by wire transfer.

          4. Redemption at the Option of the Company. No sinking fund is provided for the Notes. The Notes are redeemable, at the sole option of the Company, in whole at any time or from time to time in part, on any day (a "Redemption Date") on and after August 15, 1995 at the redemption prices (expressed as percentages of Principal Amount set forth below) plus accrued and unpaid interest from the most recent date to which interest has been paid to but excluding the applicable Redemption Date (the "Redemption Price").

Redemption Date Percentage

          If redeemed during the twelve months beginning:

August 15, 1995 101.00%

August 15, 1996 100.50%

August 15, 1997 100.00% and thereafter


          If the Company exercises its right to redeem the Notes, interest on the Notes (or portions thereof) called for redemption shall cease to accrue, such Notes (or portions thereof) shall no longer be deemed to be outstanding, and all rights of the Holders thereof (including any right to receive interest otherwise payable on any Interest Payment Date that would have occurred after the applicable Redemption Date, but excluding the right to receive from the Company the Redemption Price without interest) shall cease from and after the applicable Redemption Date (unless the Company defaults in the payment of the Redemption Price). Upon surrender of the Notes to be so redeemed (properly endorsed or assigned for transfer, if the Company or the Registrar so requires), such Notes shall be redeemed by the Company at the Redemption Price. If fewer than all the Notes are to be redeemed, the Company shall give the Trustee notice as to the portion of the Principal Amount of the Notes to be redeemed and the Trustee shall select the Notes (or portions thereof) to be redeemed, at its sole option, pro rata, by lot or by any other method that complies with any applicable legal and securities exchange requirements. In case less than the entire

Principal Amount of the Notes is to be redeemed, upon surrender of the Notes a new Note or Notes of Authorized Denominations in principal sum equal to the unredeemed portion thereof will be issued without cost to the Holder hereof. Subject to applicable escheat laws, any moneys or other consideration set aside by the Company and unclaimed at the end of one year from the applicable Redemption Date shall revert to the general funds of the Company, after which reversion the Holders of the Notes called for redemption shall look only to the general funds of the Company for the payment of the Redemption Price without interest.

          5. Redemption Procedure. If the Company wishes to redeem the Notes in whole or in part, then on any Trading Day (the "Announcement Date") that is not less than 15 nor more than 45 days prior to the Redemption Date, the Company may make a public announcement (by issuing a release to the Dow Jones News Service, Reuters Information Service or any successor news wire service) (the "Company Notice") including the following information: (i) that the Company intends to redeem the Notes in whole or in part on the applicable Redemption Date and, if in part, the aggregate principal sum of the Notes to be so redeemed; (ii) the amount of interest to be included in the Redemption Price; and (iii) such other information as the Company may elect, at its sole option, to include in such announcement. The Company will mail copies of the Company Notice together with a notice (the "Additional Notice") setting forth (i) the place or places where Notes to be redeemed by the Company are to be surrendered and (ii) if the Company intends to redeem the Notes in part, the Notes (or portions thereof) to be so redeemed as promptly as reasonably practicable after the Announcement Date to the Persons who are Holders on the Announcement Date. The Company Notice and the Additional Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not any Holder receives actual notice. In lieu of the foregoing, the Company may elect to redeem the Notes in accordance with the procedures specified in the Indenture.

          6. Denominations; Transfer; Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 ("Authorized Denominations"). The principal sum of Notes which the Company is obligated to issue pursuant to the terms hereof on and after any Redemption Date, but which is not equal to an Authorized Denomination, shall be paid by the Company in cash in an amount equal to such excess principal sum (calculated to the nearest cent). The Notes may be exchanged for a like aggregate principal amount of the Notes of other Authorized Denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture. Upon due presentment for registration of transfer of any Notes at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of Authorized Denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax assessment or other governmental charge payable in connection therewith. The Registrar shall not be required to exchange or register the transfer of any Notes that have been selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed).

          7. Persons Deemed Owners. Subject to the provisions of the Indenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for all purposes, whether or not such Note is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          8. Defeasance. As provided in the Indenture and subject to the satisfaction of certain conditions set forth therein, including the deposit of certain trust funds in trust, at the Company's option, either (i) the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series or (ii) the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants under the Indenture or of any provisions set forth, with respect to the Securities of such series, in any additions or changes to or deletions from the covenants and Events of Default under the Indenture in the Board

Resolution or supplemental indenture with respect to the Securities of such series.

          9. Amendment, Supplement, Waiver. The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by a Holder of the Notes shall be conclusive and binding upon such Holder and upon all future Holders of such Note and of any Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Notes or such other Notes.

          Notwithstanding anything to the contrary contained herein, the Company may elect, at its sole option, upon notice to the Trustee but without the consent of any Holders of the Notes, to add any restrictive covenants to the terms and conditions of the Notes or to provide that the Notes shall be convertible or exchangeable at the option of the Holder into specified equity or debt securities of the Company or any other Person.

          10. Obligation Absolute. No reference herein to the Indenture and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and any premium of and any interest on the Notes at the place, rate and respective times and in the coin or currency prescribed herein and in the Indenture.

          11. Defaults and Remedies. If an Event of Default with respect to the Notes shall have occurred and be continuing, the Principal Amount of the Notes and all accrued and unpaid interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture.

          12. Authentication. Unless the certificate of authentication on any Note has been manually executed by or on behalf of the Trustee under the Indenture, such Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

          13. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenant with right of survivorship and not as tenants in common), CUST (=Custodian), and U G M A (=Uniform Gifts to Minors Act).

          14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification procedures, the Company has caused a CUSIP number to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to such Holders. No representation is made as to the accuracy of such CUSIP number either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed hereon.

          15. Miscellaneous. The Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Time Warner Inc., 75 Rockefeller Plaza, New York, NY, 10019, Attention of General Counsel.

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto Please insert Social Security or Other Identifying number of Assignee


- ------------------------------------------------------------


- ------------------------------------------------------------
(Name and Address of Assignee, including zip code, must be printed or typewritten)


- ------------------------------------------------------------
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

- ----------------------------------------------------- Attorney to
transfer said Note on the books of the Company, with full power of substitution in the premises.



Dated:




          NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in The City of New York or by a member or member's organization of the New York Stock Exchange.

                                                            EXHIBIT 4.3

                                                        [Draft--8/1/95]



                        [FORM OF FACE OF NOTE]

No.

                           TIME WARNER INC.

                    7.975% NOTE DUE AUGUST 15, 2004

          TIME WARNER INC., a Delaware corporation (the "Company", which term includes any successor referred to in the within-mentioned
Indenture), for value received, hereby promises to pay to [     ], or
registered assigns, the principal sum of [    ] U.S. dollars in cash on
August 15, 2004, upon the terms and subject to the conditions set forth on the reverse hereof.

          This Note shall bear interest as set forth on the reverse hereof.

          Additional provisions of this Note are set forth on the reverse hereof.

Issue Date:  August 15, 1995

                                        TIME WARNER INC.,

                                          By
                                            -----------------------
                                            Senior Vice President

         -----------------------
           Assistant Secretary


                                        CHEMICAL BANK, as Trustee,
                                        certifies that this Note is
                                        one of the Securities referred
                                        to in the within-mentioned
                                        Indenture,

                                          By
                                            -----------------------
                                            Authorized Officer

[SEAL]

                      [FORM OF REVERSE SIDE OF NOTE]

                             TIME WARNER INC.

                     7.975% NOTES DUE AUGUST 15, 2004

          1. Indenture. This Note is one of a duly authorized issue of notes, bonds, debentures, or other evidences of indebtedness of the Company (the "Securities"), of the series hereinafter specified, all issued or to be issued under an Indenture dated as of January 15, 1993 (the "Indenture"), duly executed and delivered by the Company to Chemical Bank, as Trustee (the "Trustee" which, subject to the provisions of Article Six of the Indenture, also includes its successors and assigns as Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal sums, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the "7.975% Notes Due August 15, 2004" of the Company (the "Notes") issued under the Indenture with an aggregate principal amount at its Stated Maturity of $274,192,200 (the "Principal Amount"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.ss.ss.77aaa-77bbb) as in effect from time to time. The Notes are subject to all such terms and Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of those terms. Capitalized terms used but not defined in the Notes have the meanings ascribed to them in the Indenture.

          2. Interest. The Notes shall bear interest on the Principal Amount at the rate of 7.975% per annum (the "Specified Rate"). The Company will pay interest semiannually in arrears on February 15 and August 15 of each year (each an "Interest Payment Date") commencing on February 15, 1996. Interest on the Notes shall accrue from August 15, 1995 or the most recent date to which interest has been paid. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest payment at the Stated Maturity of the Principal Amount will include interest accrued to but excluding the date of such Stated Maturity and will be payable to the Person to whom principal is payable.

          If the Principal Amount of, and any accrued interest on, the Notes is declared due and payable as provided in Section 10, the Company shall pay interest on the overdue Principal Amount at a rate per annum equal to the Specified Rate, and it shall pay interest on overdue installments of interest at the same rate (to the extent that payment of such interest shall be legally enforceable). Such interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent that the payment of such interest shall be legally enforceable), any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. Such date shall be at least five, and no more than 15, Trading Days before the payment date. The Company shall fix or cause to be fixed the special record date and the payment date. At least 15 calendar days before the special record date, the Company shall mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          "Trading Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

          3. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose names the Notes are registered at the close of business on the February 1 or August 1 next preceding the Interest Payment Date (the "Regular Record Date") on the register kept by or on behalf of the Company for that purpose, even if Notes are canceled after such record date and on or before the Interest Payment Date. Holders must surrender Notes to the Trustee to collect principal payments. The Company shall pay interest, defaulted interest, defaulted principal and principal at the Stated Maturity of such principal in cash. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. It may mail an interest check to Holders at their last addresses as the same appear on the Security Register. The Company has appointed the Trustee to be Security registrar, but has reserved the right to change the registrar or to itself act as registrar (the Trustee or such other registrar, the "Registrar"). The Company shall also have the right, at its sole option, to make all interest payments by wire transfer in accordance with the wire transfer instructions furnished to the Registrar at least 30 days prior to the applicable Interest Payment Date by each Holder that wishes to receive payment by wire transfer. The Company shall not be liable for any delay in payment or transfer with respect to interest payments made by the Company by way of wire transfer. The election by the Company to make any particular interest payment by wire transfer shall not create any implication that any future interest payment shall be made by wire transfer.

          4. No Redemption. The Notes are not redeemable prior to the Stated Maturity of the Principal Amount and will not be subject to any sinking fund.

          5. Denominations; Transfer; Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 ("Authorized Denominations"). The principal sum of Notes which the Company is obligated to issue pursuant to the terms hereof on and after any Redemption Date, but which is not equal to an Authorized Denomination, shall be paid by the Company in cash in an amount equal to such excess principal sum (calculated to the nearest cent). The Notes may be exchanged for a like aggregate principal amount of the Notes of other Authorized Denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture. Upon due presentment for registration of transfer of any Notes at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of Authorized Denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax assessment or other governmental charge payable in connection therewith.

          6. Persons Deemed Owners. Subject to the provisions of the Indenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for all purposes, whether or not such Note is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          7. Defeasance. As provided in the Indenture and subject to the satisfaction of certain conditions set forth therein, including the deposit of certain trust funds in trust, at the Company's option, either (i) the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series or (ii) the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants under the Indenture or of any provisions set forth, with respect to the Securities of such series, in any additions or changes to or deletions from the covenants and Events of Default under the Indenture in the Board Resolution or supplemental indenture with respect to the Securities of such series.

          8. Amendment, Supplement, Waiver. The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by a Holder of the Notes shall be conclusive and binding upon such Holder and upon all future Holders of such Note and of any Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Notes or such other Notes.

          Notwithstanding anything to the contrary contained herein, the Company may elect, at its sole option, upon notice to the Trustee but without the consent of any Holders of the Notes, to add any restrictive covenants to the terms and conditions of the Notes or to provide that the Notes shall be convertible or exchangeable at the option of the Holder into specified equity or debt securities of the Company or any other Person.

          9. Obligation Absolute. No reference herein to the Indenture and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and any premium of and any interest on the Notes at the place, rate and respective times and in the coin or currency prescribed herein and in the Indenture.

          10. Defaults and Remedies. If an Event of Default with respect to the Notes shall have occurred and be continuing, the Principal Amount of the Notes and all accrued and unpaid interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture.

          11. Authentication. Unless the certificate of authentication on any Note has been manually executed by or on behalf of the Trustee under the Indenture, such Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

          12. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenant with right of survivorship and not as tenants in common), CUST (=Custodian), and U G M A (=Uniform Gifts to Minors Act).

          13. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification procedures, the Company has caused a CUSIP number to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to such Holders. No representation is made as to the accuracy of such CUSIP number either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed hereon.

          14. Miscellaneous. The Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Time Warner Inc., 75 Rockefeller Plaza, New York, NY, 10019, Attention of General Counsel.

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto Please insert Social Security or Other Identifying number of Assignee


- ------------------------------------------------------------


- ------------------------------------------------------------
(Name and Address of Assignee, including zip code, must be printed or typewritten)


- ------------------------------------------------------------ the
within Note, and all rights thereunder, hereby irrevocably constituting and appointing

- ----------------------------------------------------- Attorney to
transfer said Note on the books of the Company, with full power of substitution in the premises.



Dated:




          NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in The City of New York or by a member or member's organization of the New York Stock Exchange.

                                                            EXHIBIT 4.4

                                                        [Draft--8/1/95]



                      [FORM OF FACE OF DEBENTURE]

No.

                           TIME WARNER INC.

                  8.11% DEBENTURE DUE AUGUST 15, 2006

          TIME WARNER INC., a Delaware corporation (the "Company", which term includes any successor referred to in the within-mentioned Indenture), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] U.S. dollars in cash on August 15, 2006, upon the terms and subject to the conditions set forth on the reverse hereof.

          This Debenture shall bear interest as set forth on the reverse hereof.

          Additional provisions of this Debenture are set forth on the reverse hereof.

Issue Date:  August 15, 1995

                                        TIME WARNER INC.,

                                          By
                                            -----------------------
                                            Senior Vice President

         -----------------------
           Assistant Secretary


                                        CHEMICAL BANK, as Trustee,
                                        certifies that this Debenture
                                        is one of the Securities
                                        referred to in the within-
                                        mentioned Indenture,

                                          By
                                             ---------------------
                                               Authorized Officer

[SEAL]

                  [FORM OF REVERSE SIDE OF DEBENTURE]

                           TIME WARNER INC.

                 8.11% DEBENTURES DUE AUGUST 15, 2006

          1. Indenture. This Debenture is one of a duly authorized issue of notes, bonds, debentures, or other evidences of indebtedness of the Company (the "Securities"), of the series hereinafter specified, all issued or to be issued under an Indenture dated as of January 15, 1993 (the "Indenture"), duly executed and delivered by the Company to Chemical Bank, as Trustee (the "Trustee" which, subject to the provisions of Article Six of the Indenture, also includes its successors and assigns as Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal sums, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. This Debenture is one of a series designated as the "8.11% Debentures Due August 15, 2006" of the Company (the "Debentures") issued under the Indenture with an aggregate principal amount at its Stated Maturity of $548,384,400 (the "Principal Amount"). The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.ss.ss.77aaa-77bbb) as in effect from time to time. The Debentures are subject to all such terms and Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of those terms. Capitalized terms used but not defined in the Debentures have the meanings ascribed to them in the Indenture.

          2. Interest. The Debentures shall bear interest on the Principal Amount at the rate of 8.11% per annum (the "Specified Rate"). The Company will pay interest semiannually in arrears on February 15 and August 15 of each year (each an "Interest Payment Date") commencing on February 15, 1996. Interest on the Debentures shall accrue from August 15, 1995 or the most recent date to which interest has been paid. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest payment at the Stated Maturity of the Principal Amount will include interest accrued to but excluding the date of such Stated Maturity and will be payable to the Person to whom principal is payable.

          If the Principal Amount of, and any accrued interest on, the Debentures is declared due and payable as provided in Section 10, the Company shall pay interest on the overdue Principal Amount at a rate per annum equal to the Specified Rate, and it shall pay interest on overdue installments of interest at the same rate (to the extent that payment of such interest shall be legally enforceable). Such interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand.

          If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest, plus (to the extent that the payment of such interest shall be legally enforceable), any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. Such date shall be at least five, and no more than 15, Trading Days before the payment date. The Company shall fix or cause to be fixed the special record date and the payment date. At least 15 calendar days before the special record date, the Company shall mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          "Trading Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

          3. Method of Payment. The Company shall pay interest on the Debentures (except defaulted interest) to the Persons in whose names the Debentures are registered at the close of business on the February 1 or August 1 next preceding the Interest Payment Date (the "Regular Record Date") on the register kept by or on behalf of the Company for that purpose, even if Debentures are canceled after such record date and on or before the Interest Payment Date. Holders must surrender Debentures to the Trustee to collect principal payments. The Company shall pay interest, defaulted interest, defaulted principal and principal at the Stated Maturity of such principal in cash. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. It may mail an interest check to Holders at their last addresses as the same appear on the Security Register. The Company has appointed the Trustee to be Security registrar, but has reserved the right to change the registrar or to itself act as registrar (the Trustee or such other registrar, the "Registrar"). The Company shall also have the right, at its sole option, to make all interest payments by wire transfer in accordance with the wire transfer instructions furnished to the Registrar at least 30 days prior to the applicable Interest Payment Date by each Holder that wishes to receive payment by wire transfer. The Company shall not be liable for any delay in payment or transfer with respect to interest payments made by the Company by way of wire transfer. The election by the Company to make any particular interest payment by wire transfer shall not create any implication that any future interest payment shall be made by wire transfer.

          4. No Redemption. The Debentures are not redeemable prior to the Stated Maturity of the Principal Amount and will not be subject to any sinking fund.

          5. Denominations; Transfer; Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 ("Authorized Denominations"). The principal sum of Debentures which the Company is obligated to issue pursuant to the terms hereof on and after any Redemption Date, but which is not equal to an Authorized Denomination, shall be paid by the Company in cash in an amount equal to such excess principal sum (calculated to the nearest cent). The Debentures may be exchanged for a like aggregate principal amount of the Debentures of other Authorized Denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture. Upon due presentment for registration of transfer of any Debentures at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of Authorized Denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax assessment or other governmental charge payable in connection therewith.

          6. Persons Deemed Owners. Subject to the provisions of the Indenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Debenture is registered as the owner of such Debenture for all purposes, whether or not such Debenture is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          7. Defeasance. As provided in the Indenture and subject to the satisfaction of certain conditions set forth therein, including the deposit of certain trust funds in trust, at the Company's option, either (i) the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series or (ii) the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants under the Indenture or of any provisions set forth, with respect to the Securities of such series, in any additions or changes to or deletions from the covenants and Events of Default under the Indenture in the Board Resolution or supplemental indenture with respect to the Securities of such series.

          8. Amendment, Supplement, Waiver. The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by a Holder of the Debentures shall be conclusive and binding upon such Holder and upon all future Holders of such Debenture and of any Debentures issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Debentures or such other Debentures.

          Notwithstanding anything to the contrary contained herein, the Company may elect, at its sole option, upon notice to the Trustee but without the consent of any Holders of the Debentures, to add any restrictive covenants to the terms and conditions of the Debentures or to provide that the Debentures shall be convertible or exchangeable at the option of the Holder into specified equity or debt securities of the Company or any other Person.

          9. Obligation Absolute. No reference herein to the Indenture and no provision of the Debentures or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and any premium of and any interest on the Debentures at the place, rate and respective times and in the coin or currency prescribed herein and in the Indenture.

          10. Defaults and Remedies. If an Event of Default with respect to the Debentures shall have occurred and be continuing, the Principal Amount of the Debentures and all accrued and unpaid interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture.

          11. Authentication. Unless the certificate of authentication on any Debenture has been manually executed by or on behalf of the Trustee under the Indenture, such Debenture shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

          12. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenant with right of survivorship and not as tenants in common), CUST (=Custodian), and U G M A (=Uniform Gifts to Minors Act).

          13. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification procedures, the Company has caused a CUSIP number to be printed on the Debentures and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to such Holders. No representation is made as to the accuracy of such CUSIP number either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed hereon.

          14. Miscellaneous. The Debentures shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Time Warner Inc., 75 Rockefeller Plaza, New York, NY, 10019, Attention of General Counsel.

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto Please insert Social Security or Other Identifying number of Assignee


- ------------------------------------------------------------


- ------------------------------------------------------------
(Name and Address of Assignee, including zip code, must be printed or typewritten)


- ------------------------------------------------------------ the
within Debenture, and all rights thereunder, hereby irrevocably constituting and appointing

- --------------------------------------------------- Attorney to
transfer said Debenture on the books of the Company, with full power of substitution in the premises.



Dated:




          NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Debenture in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in The City of New York or by a member or member's organization of the New York Stock Exchange.

                                                            EXHIBIT 4.5

                                                        [Draft--8/1/95]



                        [FORM OF FACE OF DEBENTURE]

No.

                             TIME WARNER INC.

                    8.18% DEBENTURE DUE AUGUST 15, 2007

          TIME WARNER INC., a Delaware corporation (the "Company", which term includes any successor referred to in the within-mentioned
Indenture), for value received, hereby promises to pay to [        ],
or registered assigns, the principal sum of [        ] U.S. dollars in
cash on August 15, 2007, upon the terms and subject to the conditions set forth on the reverse hereof.

          This Debenture shall bear interest as set forth on the reverse hereof.

          Additional provisions of this Debenture are set forth on the reverse hereof.

Issue Date:  August 15, 1995

                                       TIME WARNER INC.,

                                          By
                                            -----------------------
                                            Senior Vice President

         -----------------------
           Assistant Secretary


                                        CHEMICAL BANK, as Trustee,
                                        certifies that this Debenture
                                        is one of the Securities
                                        referred to in the within-
                                        mentioned Indenture,

                                          By
                                             ----------------------
                                               Authorized Officer

[SEAL]

                  [FORM OF REVERSE SIDE OF DEBENTURE]

                           TIME WARNER INC.

                 8.18% DEBENTURES DUE AUGUST 15, 2007

          1. Indenture. This Debenture is one of a duly authorized issue of notes, bonds, debentures, or other evidences of indebtedness of the Company (the "Securities"), of the series hereinafter specified, all issued or to be issued under an Indenture dated as of January 15, 1993 (the "Indenture"), duly executed and delivered by the Company to Chemical Bank, as Trustee (the "Trustee" which, subject to the provisions of Article Six of the Indenture, also includes its successors and assigns as Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal sums, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. This Debenture is one of a series designated as the "8.18% Debentures Due August 15, 2007" of the Company (the "Debentures") issued under the Indenture with an aggregate principal amount at its Stated Maturity of $548,384,400 (the "Principal Amount"). The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.ss.ss.77aaa-77bbb) as in effect from time to time. The Debentures are subject to all such terms and Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of those terms. Capitalized terms used but not defined in the Debentures have the meanings ascribed to them in the Indenture.

          2. Interest. The Debentures shall bear interest on the Principal Amount at the rate of 8.18% per annum (the "Specified Rate"). The Company will pay interest semiannually in arrears on February 15 and August 15 of each year (each an "Interest Payment Date") commencing on February 15, 1996. Interest on the Debentures shall accrue from August 15, 1995 or the most recent date to which interest has been paid. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest payment at the Stated Maturity of the Principal Amount will include interest accrued to but excluding the date of such Stated Maturity and will be payable to the Person to whom principal is payable.

          If the Principal Amount of, and any accrued interest on, the Debentures is declared due and payable as provided in Section 10, the Company shall pay interest on the overdue Principal Amount at a rate per annum equal to the Specified Rate, and it shall pay interest on overdue installments of interest at the same rate (to the extent that payment of such interest shall be legally enforceable). Such interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand.

          If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest, plus (to the extent that the payment of such interest shall be legally enforceable), any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. Such date shall be at least five, and no more than 15, Trading Days before the payment date. The Company shall fix or cause to be fixed the special record date and the payment date. At least 15 calendar days before the special record date, the Company shall mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          "Trading Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

          3. Method of Payment. The Company shall pay interest on the Debentures (except defaulted interest) to the Persons in whose names the Debentures are registered at the close of business on the February 1 or August 1 next preceding the Interest Payment Date (the "Regular Record Date") on the register kept by or on behalf of the Company for that purpose, even if Debentures are canceled after such record date and on or before the Interest Payment Date. Holders must surrender Debentures to the Trustee to collect principal payments. The Company shall pay interest, defaulted interest, defaulted principal and principal at the Stated Maturity of such principal in cash. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. It may mail an interest check to Holders at their last addresses as the same appear on the Security Register. The Company has appointed the Trustee to be Security registrar, but has reserved the right to change the registrar or to itself act as registrar (the Trustee or such other registrar, the "Registrar"). The Company shall also have the right, at its sole option, to make all interest payments by wire transfer in accordance with the wire transfer instructions furnished to the Registrar at least 30 days prior to the applicable Interest Payment Date by each Holder that wishes to receive payment by wire transfer. The Company shall not be liable for any delay in payment or transfer with respect to interest payments made by the Company by way of wire transfer. The election by the Company to make any particular interest payment by wire transfer shall not create any implication that any future interest payment shall be made by wire transfer.

          4. No Redemption. The Debentures are not redeemable prior to the Stated Maturity of the Principal Amount and will not be subject to any sinking fund.

          5. Denominations; Transfer; Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 ("Authorized Denominations"). The principal sum of Debentures which the Company is obligated to issue pursuant to the terms hereof on and after any Redemption Date, but which is not equal to an Authorized Denomination, shall be paid by the Company in cash in an amount equal to such excess principal sum (calculated to the nearest cent). The Debentures may be exchanged for a like aggregate principal amount of the Debentures of other Authorized Denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture. Upon due presentment for registration of transfer of any Debentures at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of Authorized Denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax assessment or other governmental charge payable in connection therewith.

          6. Persons Deemed Owners. Subject to the provisions of the Indenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Debenture is registered as the owner of such Debenture for all purposes, whether or not such Debenture is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          7. Defeasance. As provided in the Indenture and subject to the satisfaction of certain conditions set forth therein, including the deposit of certain trust funds in trust, at the Company's option, either (i) the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series or (ii) the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants under the Indenture or of any provisions set forth, with respect to the Securities of such series, in any additions or changes to or deletions from the covenants and Events of Default under the Indenture in the Board Resolution or supplemental indenture with respect to the Securities of such series.

          8. Amendment, Supplement, Waiver. The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by a Holder of the Debentures shall be conclusive and binding upon such Holder and upon all future Holders of such Debenture and of any Debentures issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Debentures or such other Debentures.

          Notwithstanding anything to the contrary contained herein, the Company may elect, at its sole option, upon notice to the Trustee but without the consent of any Holders of the Debentures, to add any restrictive covenants to the terms and conditions of the Debentures or to provide that the Debentures shall be convertible or exchangeable at the option of the Holder into specified equity or debt securities of the Company or any other Person.

          9. Obligation Absolute. No reference herein to the Indenture and no provision of the Debentures or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and any premium of and any interest on the Debentures at the place, rate and respective times and in the coin or currency prescribed herein and in the Indenture.

          10. Defaults and Remedies. If an Event of Default with respect to the Debentures shall have occurred and be continuing, the Principal Amount of the Debentures and all accrued and unpaid interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture.

          11. Authentication. Unless the certificate of authentication on any Debenture has been manually executed by or on behalf of the Trustee under the Indenture, such Debenture shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

          12. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenant with right of survivorship and not as tenants in common), CUST (=Custodian), and U G M A (=Uniform Gifts to Minors Act).

          13. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification procedures, the Company has caused a CUSIP number to be printed on the Debentures and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to such Holders. No representation is made as to the accuracy of such CUSIP number either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed hereon.

          14. Miscellaneous. The Debentures shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Time Warner Inc., 75 Rockefeller Plaza, New York, NY, 10019, Attention of General Counsel.

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto Please insert Social Security or Other Identifying number of Assignee


- ------------------------------------------------------------


- ------------------------------------------------------------
(Name and Address of Assignee, including zip code, must be printed or typewritten)


- ------------------------------------------------------------ the
within Debenture, and all rights thereunder, hereby irrevocably constituting and appointing

- ------------------------------------------------------ Attorney
to transfer said Debenture on the books of the Company, with full power of substitution in the premises.



Dated:




          NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Debenture in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in The City of New York or by a member or member's organization of the New York Stock Exchange.

                                                           EXHIBIT 5.1

                           [Letterhead of]

                       CRAVATH, SWAINE & MOORE








                                                        August 1, 1995


                           Time Warner Inc.
                  Registration Statement on Form S-8


Dear Sirs:

          We have acted as counsel for Time Warner Inc., a Delaware corporation (the "Company") in connection with the proposed issuance by the Company under an Indenture dated as of January 15, 1993 (the "Indenture"), between the Company and Chemical Bank (the "Trustee"), as Trustee, of up to $1,713,928.25 principal amount of Floating Rate Notes Due August 15, 2002 of the Company, $1,028,356.95 principal amount of 7.975% Notes Due August 15, 2004 of the Company, $2,056,713.90
principal amount of 8.11% Debentures Due August 15, 2006 of the Company and $2,056,713.90 principal amount of 8.18% Debentures Due August 15, 2007 of the Company (collectively, the "Exchange Securities") which are to be purchased by holders of options (the "Options") that have been granted to employees of American Television and Communications Corporation, a wholly owned subsidiary of the Company ("ATC"), and its subsidiaries pursuant to the American Television and Communications Corporation Stock Option Plan (amended and restated effective as of April 26, 1990), as amended (the "Plan").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including
(a) the Restated Certificate of Incorporation of the Company; (b) the above referenced Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on August 1, 1995; (c) the Indenture previously filed with the Commission and incorporated by reference as an exhibit to the Registration Statement; (d) the form of the Floating Rate Notes Due August 15, 2000 of the Company filed with the Commission as an exhibit to the Registration Statement; (e) the form of the 7.975% Notes Due August 15, 2004 of the Company filed with the Commission as an exhibit to the Registration Statement; (f) the form of the 8.11% Debentures Due August 15, 2007 of the Company filed with the Commission as an exhibit to the Registration Statement; and
(g) the form of the 8.18% Debentures Due August 15, 2007 of the Company filed with the Commission as an exhibit to the Registration Statement.

          Based on the foregoing, we are of opinion as follows:

                  (i) assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law);

                (ii) when duly authorized, executed and delivered by the Company and, when authenticated in the manner provided for in the Indenture and delivered against the exercise of Options therefor as described in the Prospectus relating to the Plan dated May 19, 1990 and the Prospectus Supplement relating to the Plan dated August 1, 1995, the Exchange Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          We are members of the bar of the State of New York and we do not express any opinion as to any laws other than the laws of the State of New York and the Federal laws of the United States of America.

          We know that we may be referred to as counsel who has passed upon the validity of the Exchange Securities in the Prospectus Supplement forming a part of the Registration
Statement, and we hereby consent to such use of our name in the Registration Statement, as well as to the use of this letter as an exhibit to the Registration Statement.


                                        Very truly yours,


                                        /s/ Cravath, Swaine & Moore


Time Warner Inc.
   75 Rockefeller Plaza
      New York, NY 10019

O

                                                          EXHIBIT 23.1

                   CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Prospectus of Time Warner Inc. ("TWI") relating to TWI's Floating Rate Notes Due August 15, 2000, 7.975% Notes Due August 15, 2004, 8.11% Debentures Due August 15, 2006 and 8.18% Debentures Due August 15, 2007 and to the incorporation by reference therein of our reports dated February 7, 1995, with respect to the consolidated financial statements and schedule of TWI and Time Warner Entertainment Company, L.P. included in TWI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995
("TWI's 1994 Form 10- K"), and our report dated March 3, 1995, with respect to the combined financial statements of the Time Warner
Service Partnerships incorporated by reference in TWI's 1994 Form
10-K, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
ERNST & YOUNG LLP

New York, New York
July 31, 1995

                                                          EXHIBIT 23.2

                    INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Time Warner Inc. on Form S-8 of our report dated March 10, 1995, with respect to the consolidated financial statements of Summit Communications Group, Inc. incorporated by reference in the Form 8-K of Time Warner Inc. dated May 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Atlanta, Georgia
July 31, 1995

                                                          EXHIBIT 23.3






                   CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Prospectus of Time Warner Inc. ("TWI") relating to TWI's Floating Rate Notes Due August 15, 2000, 7.975% Notes Due August 15, 2004, 8.11% Debentures Due August 15, 2006 and 8.18% Debentures Due August 15, 2007 and to the incorporation by reference therein of (i) our report dated October 7, 1994, with respect to the financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries for each of the three years in the period ended July 31, 1994, and (ii) our report dated March 24, 1995, with respect to the financial statements of Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries for each of the three years in the period ended December 31, 1994, appearing in the Current Report on Form 8-K of TWI dated May 30, 1995, filed with the Securities and Exchange Commission.




/s/ Paul Scherer & Company LLP
PAUL SCHERER & COMPANY LLP



New York, New York
July 31, 1995

                                                          EXHIBIT 23.4

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement on Form S-8.



/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Stamford, Connecticut
August 1, 1995

                                                          EXHIBIT 23.5

                     INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Time Warner Inc. on Form S-8 of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated May 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Houston, Texas
August 1, 1995

                                                          EXHIBIT 23.6

                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registrations Statement on Form S-8 of Time Warner Inc. of our report on the Paragon Communications financial statements and schedule dated January 19, 1995, except as to Note 6, which is as of January 27, 1995, which appears on page F-82 of the 1994 Annual Report on Form 10-K of Time Warner Entertainment Company, L.P. which is incorporated by reference in the Time Warner Inc. Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Denver, Colorado
August 1, 1995

                                                            EXHIBIT 24

                          POWER OF ATTORNEY



          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TIME WARNER INC., a Delaware corporation (the "Corporation"), hereby constitutes and appoints GERALD M. LEVIN, RICHARD D. PARSONS, PHILIP R. LOCHNER, JR., PETER R. HAJE, and RICHARD
J. BRESSLER, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 or any other appropriate form and any and all amendments to any such Registration Statement or such appropriate form (including post-effective amendments) and any and all future forms, to be filed with the Securities and Exchange Commission for purposes of registering under the provisions of the Securities Act of 1933 as amended, the Corporation's Floating Rate Notes Due August 15, 2000, 7.98% Notes Due August 15, 2004, 8.11% Debentures Due August 15, 2006 and 8.18% Debentures Due August 15, 2007 (collectively, the "Exchange Securities") which are issuable upon the exercise of options granted under the American Television and Communications Corporation Stock Option Plan (Amended and Restated Effective as of April 26, 1990) (the "Options"), with power where appropriate to affix thereto the corporate seal of the Corporation and to attest said seal, and to file any such Registration Statement, any such amendments and post-effective amendments to such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under any securities or Blue Sky law of any of the States of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the Exchange Securities including, without limitation, the Exchange Securities that are issuable upon exercise of the Options, for issue, offer, sale or trade under the Blue Sky or other securities laws of any such State and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be necessary or advisable under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in any and all capacity, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her name as of the 31st day of July 1995.

(i) Principal Executive Officers:        (ii) Principal Financial Officer:

/s/ Gerald M. Levin                      /s/ Richard J. Bressler
- -------------------------------          -------------------------------
Gerald M. Levin                          Richard J. Bressler
Chairman,  Chief                         Senior Vice President
Executive Officer                        and Chief Financial Officer
and Director
                                         (iii) Principal Accounting Officer:

/s/ Richard D. Parsons                   /s/ John A. LaBarca
- ------------------------------           -------------------------------
Richard D. Parsons                       John A. LaBarca
President and Director                   Vice President and Controller






(iv) Directors:

/s/ Merv Adelson                         /s/ Lawrence B. Buttenwieser
- -----------------------------            -------------------------------
Merv Adelson                             Lawrence B. Buttenwieser


/s/ Edward S. Finkelstein                /s/ Beverly Sills Greenough
- -----------------------------            -------------------------------
Edward S. Finkelstein                    Beverly Sills Greenough



/s/ Carla A. Hills                       /s/ David T. Kearns
- -----------------------------            ------------------------------
Carla A. Hills                           David T. Kearns

/s/ Henry Luce III                       /s/ Reuben Mark
- -----------------------------            ------------------------------
Henry Luce III                           Reuben Mark


/s/ Michael A. Miles                     /s/ J. Richard Munro
- -----------------------------            ------------------------------
Michael A. Miles                         J. Richard Munro


/s/ Donald S. Perkins                    /s/ Raymond S. Troubh
- -----------------------------            ------------------------------
Donald S. Perkins                        Raymond S. Troubh


/s/ Francis T. Vincent, Jr.
- -----------------------------
Francis T. Vincent, Jr.